UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2021

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-55903	82-4270040
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3000 NW 109th Avenue

Miami, Florida 33172

(Address of principal executive offices)

(860) 633-5565

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On March 31, 2021 (the “Closing Date”), John Keeler & Co. Inc., a Florida corporation (“JKCO”), which is wholly owned by Blue Star Foods Corp., a Delaware corporation (“Blue Star”), and Coastal Pride Seafood, LLC, a Florida limited liability company (“Coastal”), which is wholly owned by JKCO, entered into a Loan and Security Agreement (“Loan Agreement”) with Lighthouse Financial Corp., a North Carolina corporation (“Lender”), pursuant to which the Lender made available to JKCO and Coastal (together, the “Borrowers”) a $5,000,000 revolving line of credit (the “Line of Credit”) for a term of thirty-six (36) months (the “Initial Term”), renewable annually for one-year periods thereafter (each, a “Renewal Term”). Amounts due under the Line of Credit will be represented by a Revolving Credit Note issued to the Lender by the Borrowers (the “Note”).

Pursuant to the terms of the Loan Agreement, the advance rate of the Line of Credit is 85% with respect to eligible accounts receivable and the lower of 60% of the Borrowers’ eligible inventory, or 80% of the net orderly liquidation value, subject to an inventory sublimit of $2,500,000. The inventory portion of the loan shall never exceed 50% of the outstanding balance. Interest on the Line of Credit is the prime rate (with a floor of 3.25%), plus three and three quarters percent (3.75%). The Borrowers paid the Lender a facility fee of $50,000 on the day after the Closing Date, and will pay the Lender an additional facility fee of $25,000 on each anniversary of the Closing Date during the Initial Term and each Renewal Term.

The Line of Credit is secured by a first priority security interest on all of the assets of each Borrower. Pursuant to the terms of a Guaranty Agreement (the “Guaranty”), Blue Star guaranteed the obligations of the Borrowers under the Note.

The Borrowers utilized $784,450 borrowed from Lender pursuant to the Loan Agreement to repay all the outstanding indebtedness owed to the Borrowers’ prior lender, ACF Finco I, LLP, as of March 31, 2021. As a result, all obligations owed to ACF Finco were satisfied and the loan agreement with ACF Finco was terminated in its entirety.

The foregoing descriptions of the Loan Agreement, Note and Guaranty are qualified in their entirety by reference to the full text of the Loan Agreement, Note and Guaranty, copies of which are attached hereto as Exhibit 10.40, 10.41 and 10.42, and incorporated herein in their entirety by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 1.02.

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 2.03.

Section 9.01 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.40	Loan and Security Agreement dated March 31, 2021, by and among John Keeler & Co. Inc. and Coastal Pride Seafood, LLC and Lighthouse Financial Corp.
10.41	Revolving Credit Note dated March 31, 2021 in the amount of up to $5,000,000 issued by John Keeler & Co. Inc. and Coastal Pride Seafood, LLC to Lighthouse Financial Corp.
10.42	Guarantee Agreement dated March 31, 2021 executed by Blue Star Foods Corp. in favor of Lighthouse Financial Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE STAR FOODS CORP.

Dated: April 6, 2021	By:	/s/ John Keeler
John Keeler
Executive Chairman and Chief Executive Officer